Exhibit 4.18

International

Att:	The First International Bank of Israel Ltd

Branch - 041 - Ramat Gan

Customer name: AudioCodes Ltd

Account No.: ###-######

Date: 27/09/2011

Loan No. 000000493

Request for receipt of a loan in foreign currency

Within the framework of the general terms for administration of the account, the general terms for receipt of loans in Israeli currency and foreign currency (hereinafter: the "General Terms”) which were signed by us and subject to their terms, we request that you provide us with a loan in foreign currency as follows:

1.	Currency of the loan - foreign currency of type 01- US dollars

2.	Sum of loan: 3,375,000.00

3.	Date of provision of the loan - date of crediting the account with the sum of the loan.

4.	Date of defrayal of the loan capital -

☒	Monthly payment

In 020 equal and consecutive payments

Totalling 160,700.00 each, every 3 months on the 27th of the month starting from September 2012 and the final payment totalling 161,000.00 on 27/09/2017.

☐	Monthly payments - on the last day of the month

In ____ equal and consecutive payments

Totalling ________ each, every __month/s on the last day of the month starting from __________ and the final payment totalling ______________ on _____________.

☐	One payment:

On ______________.

☐	Various payments:

In payments and on dates as detailed in Form 26a attached as an appendix to this request.

5.	The interest on the loan

a.	Interest rate

☐	Fixed interest - at a rate of _____% per annum.

☒	Variable interest - at a rate of rounded Libor interest, as defined in the general terms, plus a margin at a rate of 3.1000% per annum (rounded Libor interest plus the margin on the date of the request is 3.4750% per annum).

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b.	Dates of defrayal of interest

☐	On the date(s) of defrayal of the capital of the loan as detailed above.

☒	Every 03 month/s on the 27th of the month starting from 27/12/2011 and final payment on the date of defrayal of the final payment on account of the capital of the loan.

☐	Every __ month/s on the ___ of the month starting from _________________ and final payment on the date of defrayal of the final payment on account of the capital of the loan.

c.	Calculation of the interest

The interest shall be calculated in accordance with the General Terms, provided that the interest on a loan in foreign currency in Lira Sterling shall be calculated according to the number of days in each period of interest as compared to a year of 365 days.

d.	Accrual of interest

☐	Accrual of interest in a “bullet” loan when both the capital and the interest are defrayed in one payment at the end of the term of the loan:

From the date of the loan and onwards, the interest on the loan capital shall be accrued and shall be added to the loan capital on each of the following dates, and this shall also bear compound interest at a rate stated in Section 5 (a) above:

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☐	Each _____ month/s on the ____ of the month starting from ___________.

☐	Each _____ month/s on the last day of the month starting from ___________.

☐	Accrual of interest during the period of deferral of interest payments (“Grace”):

From the date of provision of the loan until the end of the “Grace” period the interest on the capital of the loan shall accrue and shall be added to the capital of the loan at the end of each period of 12 months, and shall also bear compound interest as stated in Section 5(a) above.

At the end of the “Grace” period the interest that accrued as aforementioned shall be deducted from the loan capital to which it was added and shall be defrayed in full on the date of defrayal (unclear) in Section 5(b) above.

Stamp: Audiocodes Ltd. /S/

6.	Commissions

a.	Preparation and checking of the documents commissions totalling NIS 3,312.50 which shall be paid on the date of provision of the loan. The Shekel value of the loan sum, for the purpose of determination of the commission shall be calculated according to the known exchange rate on the date of this request.

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b.	Collection fees for the periodic return, totalling NIS 5.20 correct for today, that shall be paid on the date of defrayal of each payment on account of the loan capital.

c.	Tariff commission (subject to another arrangement, if such exist), for the recording of an activity in the account, for the recording of a loan on the grant date and for any periodic refund of the loan.

As of today, the commission rate is-

In a foreign exchange checking account – 1.45NIS for any activity, minimum 7.25NIS per month.

In an Israeli checking account- 1.50NIS for any activity.

The commission is collected at the beginning of every month for the preceding month.

d.	Exchange rate tariff commission (subject to another arrangement, if such exist) for purchase of the currency of the loan against charge of the checking account in Israeli currency, at a rate of _____% of the minimum sum for payment ________ maximum _______ in currency ______________ correct for today, which shall be paid every repayment date for each payment of capital and/or interest.

e.	Other expenses/ charges collected in advance _____ NIS.

7.	Effective cost

The effective cost of the loan, when it is calculated by the relevant data on the request date is 3.5786% per annum.

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8.	Instructions for charging the account

a.	For the loan capital

☐	Checking account in Israeli currency

☒	Checking account in the currency of the loan

b.	For the interest on the loan

☐	Checking account in Israeli currency

☒	Checking account in the currency of the loan

c.	For the commissions

The commissions shall be charged to the checking account in Israeli currency, unless we were instructed otherwise. If on the date of charge of any commission whatsoever no account in our name shall be administered for a checking account in Israeli currency, or in another currency (which is not the loan currency) which we requested you to charge the abovementioned commissions, within the framework of the account the number noted above, you shall be permitted to charge on the abovementioned date a checking account in the currency of the loan also for the sums of commission. The sum of the commission for the purpose of charging the foreign currency shall be calculated according to the representative exchange rate of the currency of the loan on the date of charging the commission.

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9.	Non Payment on Time

Without derogating from your right to immediate repayment of the loan according to the brought forth in the General Terms, any sum of the loan payment that shall not be paid by us on the repayment date, shall bear interest as brought forth in the General Terms, which shall also accrue and bear compounded interest as mentioned above, in the frequency and dates according to the dates of payment/ interest accrual or at the end of each calendar quarter or upon any other period, all according to the bank's choosing and subject to the law.

10.	Early repayment

Early repayment of the loan, entirely or partially, prior to the dates prescribed for its repayment, shall be charged an early repayment charge and any other charge, as shall be determined in the bank at the time of the early repayment.

If the Bank is permitted, according to the provisions of any law, to charge an early repayment commission and/ or any other payment of varying rates, the Bank shall charge the greatest of them. Furthermore, the Bank shall be permitted to stipulate the early repayment by the payment of minimal payment rates partially of the loan and/ or by giving a prior notice and/ or any other condition.

11.	Interpretation

The terms in this request shall have the meaning given to them in the general terms, unless stated explicitly otherwise.

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/S/Audiocodes Ltd	116459

Customer’s signature	For internal use

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International

Att:	The First International Bank of Israel Ltd

Branch - 041 - Ramat Gan

Customer name: AudioCodes Ltd

Account No.: ###-######

Date: 27/09/2011

Loan No. 000000302

Request for receipt of a loan in foreign currency

Within the framework of the general terms for administration of the account, the general terms for receipt of loans in Israeli currency and foreign currency (hereinafter: the "General Terms”) which were signed by us and subject to their terms, we request that you provide us with a loan in foreign currency as follows:

1.	Currency of the loan - foreign currency of type 01- US dollars

2.	Sum of loan: 3,375,000.00

3.	Date of provision of the loan - date of crediting the account with the sum of the loan.

4.	Date of defrayal of the loan capital -

☒	Monthly payment

In 020 equal and consecutive payments

Totalling 160,700.00 each, every 3 months on the 27th of the month starting from September 2012 and the final payment totalling 161,000.00 on 27/09/2017.

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☐	Monthly payments - on the last day of the month

In ____ equal and consecutive payments

Totalling ________ each, every __month/s on the last day of the month starting from __________ and the final payment totalling ______________ on _____________.

☐	One payment:

On ______________.

☐	Various payments:

In payments and on dates as detailed in Form 26a attached as an appendix to this request.

5.	The interest on the loan

a.	Interest rate

☐	Fixed interest - at a rate of _____% per annum.

☒	Variable interest - at a rate of rounded Libor interest, as defined in the general terms, plus a margin at a rate of 2.1000% per annum (rounded Libor interest plus the margin on the date of the request is 2.4750% per annum).

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b.	Dates of defrayal of interest

☐	On the date(s) of defrayal of the capital of the loan as detailed above.

☒	Every 03 month/s on the 27th of the month starting from 27/12/2011 and final payment on the date of defrayal of the final payment on account of the capital of the loan.

☐	Every __ month/s on the ___ of the month starting from _________________ and final payment on the date of defrayal of the final payment on account of the capital of the loan.

c.	Calculation of the interest

The interest shall be calculated in accordance with the General Terms, provided that the interest on a loan in foreign currency in Lira Sterling shall be calculated according to the number of days in each period of interest as compared to a year of 365 days.

d.	Accrual of interest

☐	Accrual of interest in a “bullet” loan when both the capital and the interest are defrayed in one payment at the end of the term of the loan:

From the date of the loan and onwards, the interest on the loan capital shall be accrued and shall be added to the loan capital on each of the following dates, and this shall also bear compound interest at a rate stated in Section 5 (a) above:

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☐	Each _____ month/s on the ____ of the month starting from ___________.

☐	Each _____ month/s on the last day of the month starting from ___________.

☐	Accrual of interest during the period of deferral of interest payments (“Grace”):

From the date of provision of the loan until the end of the “Grace” period the interest on the capital of the loan shall accrue and shall be added to the capital of the loan at the end of each period of 12 months, and shall also bear compound interest as stated in Section 5(a) above.

At the end of the “Grace” period the interest that accrued as aforementioned shall be deducted from the loan capital to which it was added and shall be defrayed in full on the date of defrayal (unclear) in Section 5(b) above.

Stamp: Audiocodes Ltd. /S/

6.	Commissions

a.	Preparation and checking of the documents commissions totalling NIS 3,312.50 which shall be paid on the date of provision of the loan. The Shekel value of the loan sum, for the purpose of determination of the commission shall be calculated according to the known exchange rate on the date of this request.

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b.	Collection fees for the periodic return, totalling NIS 5.20 correct for today, that shall be paid on the date of defrayal of each payment on account of the loan capital.

c.	Tariff commission (subject to another arrangement, if such exist), for the recording of an activity in the account, for the recording of a loan on the grant date and for any periodic refund of the loan.

As of today, the commission rate is-

In a foreign exchange checking account – 1.45NIS for any activity, minimum 7.25NIS per month.

In an Israeli checking account- 1.50NIS for any activity.

The commission is collected at the beginning of every month for the preceding month.

d.	Exchange rate tariff commission (subject to another arrangement, if such exist) for purchase of the currency of the loan against charge of the checking account in Israeli currency, at a rate of _____% of the minimum sum for payment ________ maximum _______ in currency ______________ correct for today, which shall be paid every repayment date for each payment of capital and/or interest.

e.	Other expenses/ charges collected in advance _____ NIS.

7.	Effective cost

The effective cost of the loan, when it is calculated by the relevant data on the request date is 2.5414% per annum.

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8.	Instructions for charging the account

a.	For the loan capital

☐	Checking account in Israeli currency

☒	Checking account in the currency of the loan

b.	For the interest on the loan

☐	Checking account in Israeli currency

☒	Checking account in the currency of the loan

c.	For the commissions

The commissions shall be charged to the checking account in Israeli currency, unless we were instructed otherwise. If on the date of charge of any commission whatsoever no account in our name shall be administered for a checking account in Israeli currency, or in another currency (which is not the loan currency) which we requested you to charge the abovementioned commissions, within the framework of the account the number noted above, you shall be permitted to charge on the abovementioned date a checking account in the currency of the loan also for the sums of commission. The sum of the commission for the purpose of charging the foreign currency shall be calculated according to the representative exchange rate of the currency of the loan on the date of charging the commission.

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9.	Non Payment on Time

Without derogating from your right to immediate repayment of the loan according to the brought forth in the General Terms, any sum of the loan payment that shall not be paid by us on the repayment date, shall bear interest as brought forth in the General Terms, which shall also accrue and bear compounded interest as mentioned above, in the frequency and dates according to the dates of payment/ interest accrual or at the end of each calendar quarter or upon any other period, all according to the bank's choosing and subject to the law.

10.	Early repayment

Early repayment of the loan, entirely or partially, prior to the dates prescribed for its repayment, shall be charged an early repayment charge and any other charge, as shall be determined in the bank at the time of the early repayment.

If the Bank is permitted, according to the provisions of any law, to charge an early repayment commission and/ or any other payment of varying rates, the Bank shall charge the greatest of them. Furthermore, the Bank shall be permitted to stipulate the early repayment by the payment of minimal payment rates partially of the loan and/ or by giving a prior notice and/ or any other condition.

11.	Interpretation

The terms in this request shall have the meaning given to them in the general terms, unless stated explicitly otherwise.

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/S/Audiocodes Ltd	116459

Customer’s signature	For internal use

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